Exhibit 99.1

ConnectM Targets $50B+ Defense Opportunity, Adds Former Pentagon Leader Brigadier General Mark G. Beesley to Drive Government Expansion and Capital Markets Strategy

MARLBOROUGH, Mass., April 7, 2026 (GLOBE NEWSWIRE) -- ConnectM Technology Solutions, Inc. (OTC: CNTM) (“ConnectM” or the “Company”), a constellation of technology-driven businesses powering the modern energy economy, today announced the appointment of Brigadier General (Ret.) Mark G. Beesley as Senior Advisor to its defense data subsidiary, Harry Kahn Associates, Inc.

The appointment supports ConnectM’s expansion into the defense sector, building on its foundation at the intersection of AI, energy, and advanced technology. Through its Keen Labs platform, the Company has developed AI, control, and energy intelligence systems with increasing applicability to mission-critical government and defense use cases.

With a global defense sustainment market estimated to exceed $50 billion, ConnectM is leveraging its core capabilities to enter government programs, opening a new growth vector aligned with rising federal spending and long-term national priorities. The Company is actively pursuing opportunities across federally funded defense and infrastructure programs.

General Beesley brings more than 30 years of leadership across military command, national security, and capital markets. He previously served as Deputy Director for Operations at the National Military Command Center at the Pentagon and as Vice Commander of the Seventh Air Force in Korea.

Following his military service, General Beesley held senior executive roles across aerospace, financial services, and private equity-backed organizations, including leading capital formation initiatives and advising on strategic transactions.

General Beesley added, “I look forward to leveraging my experience and longstanding relationships across the defense and national security ecosystem to help Harry Kahn Associates and ConnectM accelerate their expansion into government programs and strategic initiatives.”

In his role as Senior Advisor, General Beesley will support ConnectM’s efforts to expand its government contract pipeline, strengthen strategic partnerships, and execute on large-scale defense and infrastructure opportunities.

About ConnectM Technology Solutions, Inc.

ConnectM is a constellation of technology-driven businesses powering the modern energy economy. Through its Owned Service Network, Managed Solutions, Logistics, and Transportation segments, the Company delivers AI-powered electrification, distributed energy, last-mile delivery, and industrial IoT solutions to customers worldwide. For more information, visit www.connectm.com.

About Keen Labs

Keen Labs, a wholly owned technology subsidiary of ConnectM, develops the AI, control and energy intelligence platforms that underpin the Company’s solutions. Keen Labs’ portfolio includes industrial IoT hardware, the Hi-C™ line of hybrid energy storage systems, the Hi-ETM line of Lithium Iron Phosphate long duration and VPP enabling storage systems, smart heat pumps, and connected vehicle technologies, all integrated through its software platform to optimize performance across fleets, facilities and distributed energy assets. For more information, visit www.keenlabs.ai.

About Harry Kahn Associates

Harry Kahn Associates, Inc. is an American-owned technical data development company founded in 1943 that supports the U.S. Department of Defense, U.S. Coast Guard, and defense OEMs with logistics data systems, technical manuals, and training materials used to operate and maintain military equipment worldwide.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ConnectM is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations

ConnectM Technology Solutions, Inc.

+1 617-395-1333

irpr@connectm.com

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